Exhibit 99.3

WAYNE BANCORP, INC.

PRO FORMA COMBINED BALANCE SHEET (Unaudited)

March 31, 2003

(Dollars in thousands)	Historical
	Wayne	Banc	Pro Forma		Pro Forma
	Bancorp, Inc.	Services Corp.	Adjustments	Note	Combined

ASSETS
Cash and due from banks	$ 26,141	$ 7,789	(279)	(1)	$ 33,650
Federal funds sold	11,075	2,117	(13,192)	(7)	-
Total cash and cash equivalents	37,216	9,906	(13,472)		33,650
Securities available for sale	178,008	71,735	(189)	(8)	248,979
			(576)	(7)
Loans held for sale	25,259	1,501	-	(2)	26,760
Loans, net	359,373	118,497	337	(2)	478,207
Premises and equipment	11,330	2,389	1,288	(2)	15,007
Goodwill	748	-	24,041	(4)	24,789
Other identified intangible assets	-	-	4,881	(3)	4,881
Accrued interest and other assets	7,323	2,031	(181)	(1)	9,173

Total assets	$ 619,257	$ 206,059	$ 16,130		$ 841,446

LIABILITIES
Deposits	$ 520,035	$ 163,970	$ 1,557	(2)	$ 685,562
Short-term borrowings	25,818	14,847			40,665
Other borrowings	2,926	29	-	(2)	2,955
Trust preferred	-	7,000	35	(2)	7,035
Accrued expenses and other liabilities	3,595	1,391	1,720	(5)	6,691
			(15)	(8)
Total liabilities	552,374	187,237	3,312		742,908

SHAREHOLDERS' EQUITY
Common stock	4,917	9,600	(8,271)	(6)	6,246
Additional paid-in capital	13,187	1,200	29,156	(6)	43,543
Unearned ESOP shares	(1,334)	-			(1,334)
Retained earnings	51,280	6,634	(6,634)	(6)	51,280
Treasury stock	(4,440)	(7)	7	(6)	(4,440)
Accumulated other comprehensive income	3,273	1,395	(1,395)	(6)	3,244
			(29)	(8)
Total shareholders' equity	66,883	18,822	12,863		98,538

Total liabilities and shareholders' equity	$ 619,257	$ 206,059	$ 16,175		$ 841,446

See note to pro forma combined financial statements.

#

WAYNE BANCORP, INC.

PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)

For the three months ended March 31, 2003

(Dollars in thousands	Historical
except per share information)	Wayne	Banc	Pro Forma		Pro Forma
	Bancorp, Inc.	Services Corp.	Adjustments	Note	Combined

Interest income
Loans, including fees	$ 6,606	$ 2,443	$ (11)	(10)	$ 9,038
Securities	1,906	835	(7)	(13)	2,564
			(169)	(10)
Other	3	16	(56)	(12)	(37)
	8,515	3,294	(243)		11,565
Interest expense
Deposits	2,338	877	(354)	(10)	2,861
Short-term borrowings	52	20			72
FHLB advances and other	52	1	-	(10)	53
Trust preferred	-	87	(2)	(10)	85
	2,442	985	(356)		3,071

Net interest income	6,073	2,309	113		8,494
Provision for loan losses	40	468			508

NII after provision for loan losses	6,033	1,841	113		7,986

Noninterest income
Service charges on deposits	515	235			750
Fiduciary activities	375	132			507
Net gains on sales of loans	245	113			358
Net gains on sales of securities	-	100			100
Other	194	113			307
	1,329	693	-		2,022
Noninterest expense
Salaries and employee benefits	2,377	953			3,330
Occupancy and equipment	577	260	8	(10)	845
Core deposit amortization	-	-	147	(9)	147
Other	1,299	795			2,094
	4,253	2,008	155		6,416

Income before income taxes	3,109	526	(42)		3,592
Income tax expense	881	126	(15)	(11)	992

Net Income	$ 2,228	$ 400	$ (27)		$ 2,600

Earnings per common share:
Basic	$ 0.47	$ 0.42			$ 0.43
Diluted	0.47	0.41			$ 0.43
Average common shares-basic	4,697,759	959,627			6,026,812
Average common shares-diluted	4,721,410	970,254			6,050,463

See note to pro forma combined financial statements.

WAYNE BANCORP, INC.

PRO FORMA COMBINED STATEMENT OF INCOME (Unaudited)

For the year ended December 31, 2002

(Dollars in thousands	Historical
except per share information)	Wayne	Banc	Pro Forma		Pro Forma
	Bancorp, Inc.	Services Corp.	Adjustments	Note	Combined

Interest income
Loans, including fees	$ 28,058	$ 10,245	$ (44)	(10)	$ 38,259
Securities	8,147	3,583	(29)	(13)	11,024
			(677)	(10)
Other	129	42	(226)	(12)	(55)
	36,334	13,870	(976)		49,228
Interest expense
Deposits	11,431	4,155	(1,416)	(10)	14,170
Short-term borrowings	336	131			467
FHLB advances and other	379	10	-	(10)	389
Trust preferred	-	194	(6)	(10)	188
	12,146	4,490	(1,422)		15,214

Net interest income	24,188	9,380	446		34,014
Provision for loan losses	450	752			1,202

NII after provision for loan losses	23,738	8,628	446		32,812

Noninterest income
Service charges on deposits	2,166	953			3,119
Fiduciary activities	1,507	448			1,955
Net gains on sales of loans	311	391			702
Net gains on sales of securities	62	99			161
Other	897	397			1,294
	4,943	2,288	-		7,231
Noninterest expense
Salaries and employee benefits	9,201	3,611			12,812
Occupancy and equipment	2,047	966	33	(10)	3,046
Core deposit amortization	-	-	586	(9)	586
Other	5,121	2,401			7,522
	16,369	6,978	619		23,966

Income before income taxes	12,312	3,938	(173)		16,077
Income tax expense	3,534	1,052	(61)	(11)	4,525

Net Income	$ 8,778	$ 2,886	$ (112)		$ 11,552

Earnings per common share:
Basic	$ 1.84	$ 3.01			$ 1.90
Diluted	1.84	3.00			$ 1.89
Average common shares-basic	4,765,972	959,628			6,095,025
Average common shares-diluted	4,777,486	961,786			6,106,539

See note to pro forma combined financial statements.

WAYNE BANCORP, INC.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

March 31, 2003

Basis of Presentation:

The following pro-forma adjustments are based on available information and certain estimates and assumptions.  Therefore, it is likely that the actual adjustments will differ from the pro-forma adjustments.  Wayne Bancorp, Inc. believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the following transactions and that the pro-forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro-forma consolidated financial statements.

Pro Forma Adjustments:

(1)

To record payment of estimated future transaction costs

(2)

To adjust assets and liabilities of Banc Services Corp. to estimated fair values.

(3)

To record core deposit intangible at estimated fair value.

(4)

To record goodwill for the cost of acquisition over the estimated fair value of tangible and identifiable intangible assets and liabilities acquired.

(5)

To record deferred tax liabilities on purchase accounting adjustments

(6)

To eliminate Banc Services Corp's equity accounts on a historical basis and record the issuance of 1,329,053 shares of Wayne Bancorp, Inc. stock at a price of $23.84 per share based on an exchange rate of 1.391 shares of WBC stock for each share of BSC stock less 4,000 shares of BSC stock owned by WBC.

(7)

To record the cash portion of the acquisition based on BSC shares outstanding less 4,000 shares owned by WBC at $14.40 per share.

(8)

To eliminate cost basis of 4,000 Banc Services Corp shares owned by Wayne Bancorp, Inc.

(9)

To record amortization of core deposit intangible on an accelerated method over 10 years.

(10)

To record effect of amortization of purchase accounting adjustments over the following periods:

Estimated

Life

Method

Securities

3.1 years

Level yield

Loans

6.2 years

Level yield

Premises

39 years

Straight line

Deposits

1.1 years

Level yield

Trust preferred securities

5.0 years

Level yield

(11)

To record tax effect of purchase accounting adjustments at an effective rate of 35%.

(12)

To reflect the reduction in interest income from utilizing federal funds sold for the cash portion of the purchase price at an assumed rate of 1.71%.

(13)

To reflect the reduction in interest income from utilizing securities for the cash portion of the purchase price at an assumed rate of 5.11%.